Exhibit 10.3
                      TERMINATION AND CONSULTING AGREEMENT

     This Termination and Consulting Agreement (the "Agreement") made effectively this 1st day of November, 2002 ("Effective Date") by and between Vasomedical, Inc., a Delaware Corporation ("Employer" or "Company"), and D. Michael Deignan, residing at 33 Cat Brier Lane, Hilton Head Island, South Carolina 29926 ("Employee") (collectively the "Parties").

     WHEREAS, the Parties entered into an employment agreement dated December 1, 2000 (the "Employment Agreement"); and

     WHEREAS, the Parties are mutually desirous of terminating the Employment Agreement on the terms and conditions set forth herein, and otherwise entering into a consulting arrangement (the "Consulting Arrangement") on the terms and for the additional consideration described herein.

     NOW, THEREFORE, based upon the mutual covenants contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. In accordance with paragraphs 4(a) and 6(c) of the Employment Agreement, the Employer shall pay to Employee for the period from the Effective Date of this Agreement to October 31, 2003 the sum of $240,000, payable in the manner in which the Employee's annual salary is currently being paid to the Employee by the Employer. All of the foregoing payments shall be subject to deductions for appropriate federal, state and local withholding taxes, Social Security taxes, and any other charges which by federal, state and local law are required to be deducted ("Severance Payment").

     2. (a)  During  the  period  commencing  on the  Effective  Date and ending
December 31, 2003 (the "Consulting Period"), the Employer will retain the Employee as a consultant to provide, and the Employee agrees to provide, up to but not more than forty (40) business days of the following services (the "Services"):

     From time to time upon the reasonable request of senior level executives of the Employer, general advice or information regarding potential opportunities for the introduction of the company's EECP systems, the Employer's business operations and affairs, the Employer's current and potential business relationships and contractual agreements with customers and lending institutions, pertinent business strategies, personnel matters, and other related matters.

     In addition, as and to the extent reasonably necessary, the Employee will provide upon request to the Employer and its counsel relevant information pertaining to any matters which are or will become the subject of litigation, and will cooperate reasonably with such counsel in connection with the conduct of any such litigation, including, but not limited to, providing relevant testimonial evidence by affidavit, preparing for and attending an examination before trial, and appearing at trial as a witness on behalf of the Employer.

     (b) As consideration for the Services described in Section 2 above and any and all other services which the Advisor may render for and on behalf of the Company that are not specifically described herein, the Restrictive Covenant described in paragraph 4(a) hereof, and the Release described in paragraph 5 hereof, the Company shall pay to the Employee the following compensation in addition to the Severance Payment described in paragraph 1 hereof.

          (i) A Consulting Fee (the "Consulting Fee") in the amount of $40,000.00 payable in 14 equal installments of $2,857.14 per month on the first day of each such month, commencing on November 1, 2002 and ending December 31, 2003.

          (ii) In addition to the foregoing, the Employee shall be entitled to be reimbursed by the Employer for all reasonable, pre-approved expenses incurred by him in connection with the performance of the Services upon the presentation of substantiating documentation therefor to the Employer.

          (iii) It is further agreed between the Employer and the Employee that any options which otherwise would have vested in the Employee under the Employment Agreement pursuant to paragraph 4(b) thereof during the period from the Effective Date to December 31, 2003 had such Agreement not been terminated, shall vest during the Consulting Period in the manner and to the extent such options would have vested under the Employment Agreement, and be exercisable within three months after the end of the Consulting Period.

     3. In the event of the Employee's death prior to full payment to him of the Severance Payment under this Agreement, the Employer nevertheless shall be required to pay the unpaid balance of the Severance Payment to the Employee's Estate at the times and in the same manner in which the Severance Payment was being paid to the Employee (the "Death Benefit"), but shall have no further obligation with regard to payment of the unaccrued and unearned balance of the Consulting Fee.

     4. (a) The Employee covenants and agrees that during the Consulting Period and for a period of one year thereafter (or such longer period as may be provided therein) he shall abide by, and fully comply with, the provisions of Paragraphs 8(a) and 8(b) of the Employment Agreement which shall survive accordingly and are fully incorporated by reference herein (the "Restrictive Covenant").

     (b) The Employee agrees further that in the event of a breach or threatened breach of the Restrictive Covenant, in addition to any other remedies the Employer may have in equity or at law, which shall be cumulative and not mutually exclusive, the Employer shall be entitled to avail itself fully of the enforcement measures set forth in Sections 9(a) and (b) of the Employment Agreement, which shall survive accordingly and are fully incorporated by reference herein.

     5. Subject only to the performance of, and compliance with, the provisions of this Agreement, as a material inducement to Employer to enter into this Agreement, Employee hereby waives, remits, releases and forever discharges
Employer, its Board members, officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assignees, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Employee has asserted, now asserts or could have asserted. This includes, but is not limited to, claims for compensation or benefits, tortious claims arising out of the employment relationship, claims of an expressed or implied contract of employment, claims under the Family and Medical Leave Act, claims arising under Federal, State or local laws prohibiting employment or other discrimination or claims growing out of any legal restrictions on the Employer's rights to terminate its employees, including without limitation any claims arising under Title VII of the United States Code, and the Age Discrimination in Employment Act. It is expressly understood by Employee that among the various rights and claims being waived by him in this release are those arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. 621, et seq.). Included in this General Release are any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event. Employee further agrees to waive any rights he may have to reinstatement or reemployment with Employer (the "Release").

     6. (a) The Employment Agreement shall be terminated as of the Effective Date hereof and neither party shall have any claim against the other thereunder except as herein expressly provided.

     (b) Consistent with the foregoing, the Employer will submit in writing to the Employer's board of directors prior to the Effective Date, his formal resignation as the Chief Executive Officer, President and a director of the Employer effective as of the Effective Date.

     7. It is recognized and agreed that the Consulting Arrangement described herein does not create or continue the relationship of employer and employee between the Employee and the Company, but rather, that the Services to be performed hereunder shall be performed by the Employee as an independent contractor. Accordingly, each of the parties hereto agrees not to hold itself out in any manner contrary to the terms of this Agreement and none of the parties hereto shall be or become liable or bound by any representation, act, omission or agreement whatsoever of any other party. Neither the Company nor the Employee shall have the right to make any contract or commitment on behalf of the other or the authority to bind the other in any manner.

     8. Any action or proceeding brought to enforce any of the provisions of this Agreement and/or to seek other relief for breach thereof, including damages, must be instituted in a federal or state court situated in the State of New York, Nassau County, to the jurisdiction of which courts, the Parties irrevocably and unconditionally submit. This Agreement shall be construed and governed by the laws of the State of New York, without regard to its governing conflicts of law principles.

     9. (a) Except as required by law, the Employer and Employee agree not to publish, communicate or disseminate any negative or disparaging information regarding the other, or to divulge, directly or indirectly, any information regarding this Agreement to the media, present or former employees of the Employer, suppliers, vendors and other industry participants any other person; provided, however, that the Parties may disclose the contents of this Agreement to their respective financial advisors, accountants and attorneys. As may be appropriate, the Company shall be permitted additionally to make such disclosure as may be appropriate consistent with the Company's reporting requirements as a public company.

     (b) Upon inquiry by any potential employer of the Employee, the Employer shall be required to provide only information regarding the Employee's salary, the Employee's position with the Employer, and the dates of the Employee's employment with the Employer.

     10. This Agreement sets forth the entire agreement and understanding between the parties and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Employer and Employee whether oral or written are null and void. The parties represent expressly that in signing this Agreement, they do not rely upon, nor have they relied upon any representation or statement regarding the subject matter not set forth specifically in this Agreement.

     11. Employee acknowledges that:

     (a) He has carefully read and fully understands all of the provisions of this Agreement.

     (b) By reason of this Agreement, he is releasing the Employer from any and all claims of any kind he may have against the Employer.

     (c) He agrees, knowingly and voluntarily, to all of the terms set forth in this Agreement and intends to be fully bound by the same.

     12. Any notice to be given to the Company or the Employee hereunder shall be deemed given if delivered personally, telefaxed or mailed by certified or registered mail, postage prepaid, to the other party hereto at the following addresses:

        To the Company:         Vasomedical, Inc.
                                180 Linden Avenue
                                Westbury, New York 11590

        To Employee:            D. Michael Deignan
                                33 Cat Brier Lane
                                Hilton Head Island, South Carolina 29926

Either party may change the address to which notice may be given hereunder by giving notice to the other party as provided herein.

     13. This Agreement may not be modified or amended except by a writing signed by both Parties. This agreement is not assignable by the Employee, and otherwise shall be binding upon, and inure to the benefit of, the Employee's successors, heirs, executors, administrators and legal representatives, and the Employer's successors and assigns.

     14. The failure of either party to insist on strict performance of any provision or to exercise any right shall not be deemed a waiver of any such provision or right thereafter. Any waiver, to be effective, must be in writing and signed by the Party waiving compliance.

     15. Should any provisions of this Agreement be declared or determined to be invalid or illegal, the validity of the remaining, terms and provisions shall not be affected thereby and said illegal or invalid term or provision shall be deemed not to be part of this Agreement.

     16. This Agreement may be executed in counterparts.  Each counterpart shall
be  deemed  an  original,   and  when  taken  together  with  the  other  signed
counterpart, shall constitute one fully executed Agreement.


                                        /s/ D. Michael Deignan
                                        ----------------------
                                        D. MICHAEL DEIGNAN

                                        VASOMEDICAL, INC.

                                        By: /s/ Photios T. Paulson
                                        --------------------------
                                        Photios T. Paulson